Sequent III
                          FIFTH AMENDMENT TO LEASE

     THIS AMENDMENT is made this 30 day of September 1997 by and between the undersigned Landlord and Tenant.

                                  RECITALS

     A. Landlord and Tenant are parties to that certain Lease Agreement dated July 28, 1988 (the "Lease Agreement") and the following documents (the "Amendments") which amend such Lease Agreement (the Lease Agreement and all such Amendments are herein collectively referred to as the "Lease"):

         (a) First Amendment dated July 28, 1989;

         (b) Second Amendment dated September 13, 1991;

         (c) Third Amendment dated December 2, 1992; and

         (d) Fourth Amendment dated April 5, 1993.

     B. Landlord and Tenant desire to amend the Lease as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, it is agreed as follows:

     1   Lease Revisions.

         1.1 Exercise Notice. Section 6.2.1 of the Lease Agreement is hereby deleted and the following is inserted in its place:

             6.2.1 LESSEE must give written notice (herein the "Notice") of the exercise of the Option to Purchase, which Notice shall be delivered to LESSOR no earlier than May 31, 1997 nor later than September 30, 1997, and any attempted exercise of the Option to Purchase at any other time shall be null, void and of no legal effect; further, LESSEE must simultaneously give "Notice" of the exercise of the "Option to Purchase" under the Second Lease; and

         1.2 Defined Term Change.  All references in Sections 6.3.2 and
6.4.2 of the Lease Agreement to the "Expiration Date of the Initial Term" or the "Expiration Date" are hereby changed to be references to April 1, 1998.

         1.3 Delays in Closing. Section 6.4.2 of the Lease Agreement is hereby deleted and the following is inserted in its place:

             6.4.2 Delays in Closing. The Closing shall occur on April 1, 1998. LESSEE shall have no right to Close the purchase of the Property absent simultaneously closing of the purchase of the land and improvements covered by the Second Lease. Any failure by LESSEE to close the purchase of the land and improvements covered by the Second Lease on April 1, 1998 shall be deemed a rescission of the exercise of the Option to Purchase the Property pursuant to Section 6.8 below.

         1.4 Rescission Election.  A rescission election given pursuant to
Section 6.8.1.2 of the Lease Agreement shall not constitute an election to renew the Lease Agreement. Accordingly, item (b) of Section 6.8.1.2 of the Lease Agreement is hereby deleted. No rescission notice shall be valid unless LESSEE simultaneously gives a rescission notice under Section 6.8.2 of the Second Lease.

         1.5 Rescission Election -- Costs. Section 6.8.2 of the Lease Agreement (including Sections 6.8.2.1, 6.8.2.2 and 6.8.2.3) is hereby deleted and the following is inserted in its place:

             6.8.2 Costs. LESSEE acknowledges that LESSOR shall incur costs in connection with the exercise of the Option to Purchase. In the event the Option to Purchase is exercised but LESSEE subsequently rescinds such exercise pursuant to this Section 6.8, then LESSEE shall pay to LESSOR, within five (5) days of written request, an amount equal to (a) all such costs incurred by LESSOR, including, but not limited to, appraisal costs, attorney fees, and title report cancellation fees, (b) interest at the rate set forth in Section 4.5 above from the date of payment of each such cost by LESSOR to the date of full reimbursement of the same by LESSEE, and (c) the sum of $500 per day from the date that the Option to Purchase is exercised to the date that the rescission notice is given.

         1.6 Remedies. Section 6.9 of the Lease Agreement is hereby deleted and the following is inserted in its place:

             6.9 Remedies of Lessor. In the event LESSEE exercises the Option to Purchase, and the action of purchase and sale of the Property contemplated hereby does not Close when and as provided herein for any reason attributable to LESSEE or any person or entity in a relationship to LESSEE (except in the case of a rescission allowed pursuant to Section 6.8.1 above), then such event shall be treated as the giving by LESSEE of a rescission notice under Section 6.8.1 above effective as of the later of the date specified for Closing pursuant to Section 6.4.2 above or the date that LESSOR gives to LESSEE written notice of LESSEE's failure to Close. LESSOR shall accept the payment of costs under Section 6.8.2 above as liquidated damages and as its sole remedy for such a failure of LESSEE to Close.

         1.7 Skybridge. The following is added at the end of the second sentence of Section 47.3.4 of the Lease Agreement and is made a part of such sentence:

             provided, if LESSEE purchases the Property and the Second Building simultaneously, the Skybridge shall be included in the sale of the Property.

     2   Status of Lease.  Except as expressly amended hereby, the
Lease remains in full force and effect and is hereby ratified and affirmed.


     IN WITNESS WHEREOF, this Amendment has been executed as of the date and year indicated above.


                               LANDLORD:  PRINCIPAL MUTUAL LIF INSURANCE
                                         COMPANY, an Iowa corporation

                                         By:  /s/Michael S. Duffy

                                         Its:  Assistant Director of
                                               Commercial Real Estate/Equities

                                         By:  /s/Scott D. Harris

                                         Its:  Assistant Director of
                                               Commercial Real EState/Equities


                                         PETULA ASSOCIATES, LTD., an Iowa
                                         corporation

                                         By:  /s/Jon Jacobson

                                         Its:  Vice President of Commercial
                                               Real Estate

                                         By:  /s/Madban Rengarajan

                                         Its:  Vice President


                                TENANT:  SEQUENT COMPUTER SYSTEMS, INC.,
                                         an Oregon Corporation

                                         By:  /s/Dale Derby for Bob Witt

                                         Its:  Vice President of Information
                                               Services